Exhibit 99.1

August 15, 2022

Acurx Pharmaceuticals, Inc. Reports

Second Quarter 2022 Results and Provides

Business Update

STATEN ISLAND, N.Y., Aug. 15, 2022 /PRNewswire/ -- Acurx Pharmaceuticals, Inc. (NASDAQ: ACXP) ("Acurx" or the "Company"), a clinical stage biopharmaceutical company developing a new class of antibiotics for difficult-to-treat bacterial infections, announced today certain financial and operational results for the quarter ended June 30, 2022.

Highlights of, and certain events subsequent to, the second quarter of 2022 include:

•	Enrollment continues in the Company's ongoing Phase 2b clinical trial of patients with C. difficile Infection (CDI);

•	Due to slower than expected enrollment, the Company has added several clinical trial sites and anticipates up to 30 clinical trial sites will participate in the Phase 2b clinical trial;

•	The Company has continued its R&D collaboration with Leiden University Medical Center (Holland) to further evaluate the mechanism-of-action of Acurx's inhibitors against the DNA pol IIIC enzyme, which is the bacterial target of our antibiotic product pipeline for the systemic treatment (IV and oral) of other gram-positive bacterial infections.

•	The Company has now completed certain portions of its laboratory study at the University of Houston comparing the killing effect of ibezapolstat to vancomycin, fidaxomicin and metronidazole using both in vitro and ex vivo analyses. Certain results were presented at Anaerobe 2022, the Anaerobe Society of America annual scientific conference and results demonstrated that ibezapolstat has favorable killing kinetics compared to vancomycin to treat C. difficile infection at standard and high bacterial concentrations, supporting continued development of a potential first-in-class antibiotic to treat C. difficile Infection.

•	Scientific presentations of various aspects of ibezapolstat data have been accepted at three upcoming prominent scientific conferences later this year, including:

•	The Antimicrobial Resistance Conference (September 7-8, 2022);

•	ID Week (October 19-23, 2022); and

•	C. Diff Foundation Conference (November 3-4, 2022).

•	In July 2022, the Company raised $4.225 million of gross proceeds by consummating a registered direct offering to one U.S. institutional investor and three executives of the Company at $3.25 per share (for the U.S. institutional investor) and $3.80 per share (for the Company's executives) with a total of 1,159,211 common shares and 130,769 pre-funded warrants issued. Warrants to purchase common stock totaled 2,579,960 with warrant coverage at an exercise price of $3.25 per share for the U.S. institutional investor and $3.55 per share for the Company's executives.

Second Quarter 2022 Financial Results

The Company ended the second quarter on June 30, 2022, with cash totaling $9.1 million compared to $13.1 million as of December 31, 2021.

Research and development expenses for the three months ended June 30, 2022 were $0.9 million compared to $0.1 million for the three months ended June 30, 2021. The increase is due to Phase 2b trial related costs and an increase in consulting costs primarily related thereto. For the six months ended June 30, 2022, research and development expenses were $1.7 million versus $0.2 million for the six months ended June 30, 2021. The increase is due primarily to Phase 2b trial related costs and an increase in consulting costs related thereto.

General and administrative expenses for the three months ended June 30, 2022 were $1.7 million compared to $3.9 million for the three months ended June 30, 2021. The decrease was primarily due to a decrease in professional fees and share-based compensation related to the Company's initial public offering consummated in June 2021. For the six months ended June 30, 2022, general and administrative expenses were $3.6 million versus $5.4 million for the six months ended June 30, 2021. The decrease is primarily attributable to a decrease in professional fees and stock-based compensation primarily related to the Company's initial public offering, partially offset by an increase in legal and insurance costs.

The Company reported a net loss of $2.6 million or $0.26 per diluted share for the three months ended June 30, 2022 compared to a net loss of $4.0 million or $ 0.57 per diluted share for the three months ended June 30, 2021, and a net loss of $5.3 million or $0.52 per share for the six months ended June 30, 2022, compared to a net loss of $5.5 million or $0.79 per diluted share for the six months ended June 30, 2021 for the reasons previously mentioned.

The Company had 10,263,202 shares outstanding as of June 30, 2022.

Conference Call

As previously announced, David P. Luci, President and Chief Executive Officer, and Robert G. Shawah, Chief Financial Officer, will host a conference call to discuss the results and provide a business update as follows:

Date:	Tuesday, August 16, 2022
Time:	8:30 a.m. ET
Toll free (U.S.):	877-790-1503
International:	Click here for participant international Toll-Free access numbers
Conference ID:	13732015

About Ibezapolstat

Ibezapolstat is a novel, orally administered antibiotic being developed as a Gram-Positive Selective Spectrum (GPSS™) antibacterial. It is the first of a new class of DNA polymerase IIIC inhibitors under development by Acurx to treat bacterial infections. Ibezapolstat's unique spectrum of activity, which includes C. difficile but spares other Firmicutes and the important Actinobacteria phyla, appears to contribute to the maintenance of a healthy gut microbiome.

The Company successfully completed Phase 1 and Phase 2a clinical trials of ibezapolstat. The Phase 2a trial demonstrated 100% clinical cure and 100% sustained clinical cure in patients with C. difficile Infection (CDI), along with beneficial microbiome changes during treatment including overgrowth of Actinobacteria and Firmicutes phylum species while on therapy and new findings which demonstrate potentially beneficial effects on bile acid metabolism. Acurx is currently enrolling patients in its Phase 2b 64- patient, randomized (1-to-1), non-inferiority, double-blind trial of oral ibezapolstat compared to oral vancomycin, a standard of care to treat CDI.

In June 2018, ibezapolstat was designated by the U.S. Food and Drug Administration (FDA) as a Qualified Infectious Disease Product (QIDP) for the treatment of patients with CDI and will be eligible to benefit from the incentives for the development of new antibiotics established under the Generating New Antibiotic Incentives Now (GAIN) Act. In January 2019, FDA granted "Fast Track" designation to ibezapolstat for the treatment of patients with CDI. The CDC has designated C. difficile as an urgent threat highlighting the need for new antibiotics to treat CDI.

About Acurx Pharmaceuticals, Inc.

Acurx Pharmaceuticals is a clinical stage biopharmaceutical company focused on developing new antibiotics for difficult to treat infections. The Company's approach is to develop antibiotic candidates that target the DNA polymerase IIIC enzyme and its R&D pipeline includes antibiotic product candidates that target Gram-positive bacteria, including Clostridioides difficile, methicillin-resistant Staphylococcus aureus (MRSA), vancomycin resistant Enterococcus (VRE) and drug-resistant Streptococcus pneumoniae (DRSP).

To learn more about Acurx Pharmaceuticals and its product pipeline, please visit www.acurxpharma.com.

Forward-Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, and other statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether ibezapolstat will benefit from the QIDP designation; whether ibezapolstat will advance through the clinical trial process on a timely basis; whether the results of the clinical trials of ibezapolstat will warrant the submission of applications for marketing approval, and if so, whether ibezapolstat will receive approval from the FDA or equivalent foreign regulatory agencies where approval is sought; whether, if ibezapolstat obtains approval, it will be successfully distributed and marketed; and other risks and uncertainties described in the Company's annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2021, and in the Company's subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and Acurx disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

Investor Contact:

Acurx Pharmaceuticals, Inc.

David P. Luci, President & CEO

Tel: 917-533-1469

Email: davidluci@acurxpharma.com

ACURX PHARMACEUTICALS, INC.

CONDENSED INTERIM BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(unaudited)	(Note 2)
ASSETS

CURRENT ASSETS
Cash	$9,092,197	$12,958,846
Prepaid Expenses	116,856	295,304
TOTAL CURRENT ASSETS	9,209,053	13,254,150

NON CURRENT ASSETS
Deferred Offering Costs	50,247	—
TOTAL ASSETS	$9,259,300	$13,254,150

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$473,879	$843,909
TOTAL CURRENT LIABILITIES	473,879	843,909

TOTAL LIABILITIES	473,879	843,909

COMMITMENTS AND CONTINGENCIES

Common Stock; $.001 par value, 200,000,000 shares authorized, 10,263,202 and 10,215,792 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	10,263	10,216
Additional Paid-In Capital	40,614,138	38,948,334
Accumulated Deficit	(31,838,980)	(26,548,309)

TOTAL SHAREHOLDERS' EQUITY	8,785,421	12,410,241

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$9,259,300	$13,254,150

ACURX PHARMACEUTICALS, INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OPERATING EXPENSES
Research and Development	$911,692	$95,074	$1,730,580	$186,981
General and Administrative	1,708,841	3,975,488	3,560,090	5,357,911

TOTAL OPERATING EXPENSES	2,620,533	4,070,562	5,290,670	5,544,892

Gain on forgiveness of Paycheck Protection Program Loan	—	66,503	—	66,503

NET LOSS	$(2,620,533)	$(4,004,059)	$(5,290,670)	$(5,478,389)

LOSS PER SHARE
Basic and diluted net loss per common share/units	$(0.26	$(0.57)	$(0.52)	$(0.79)

Weighted average pro forma shares outstanding basic and diluted	10,263,202	6,968,341	10,248,107	6,908,396

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SOURCE Acurx Pharmaceuticals, Inc.